UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	February 5, 2005
CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(513) 870-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01 Regulation FD Disclosure. On February 7, 2005, Cincinnati Financial Corporation issued the attached news releases: “Cincinnati Financial Corporation Announces Board Actions,” which reported that the board had named a slate of director nominees and reported annual review and approval of governance documents; and “Cincinnati Financial Corporation Increases Cash Dividend, Declares 5% Stock Dividend,” which described actions taken by the board at its regularly scheduled meeting on February 5, 2005; and “Cincinnati Financial Corporation’s Subsidiaries Announce Appointments,” which listed appointments of subsidiary directors and election of subsidiary officers and counsel by the subsidiary boards at their regularly scheduled meetings on February 5, 2005. The news releases are respectively furnished as Exhibits 99.1, 99.2, and 99.3 hereto and are incorporated herein by reference. This report should not be deemed an admission as to the materiality of any information contained in the news releases.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item  8.01 Other Events.

In other actions taken at the Cincinnati Financial Corporation board meeting on February 5, 2005, the board reduced the size of the board to 14 members from 15.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 – News release dated February 7, 2005 titled “Cincinnati Financial Corporation Announces Board Actions”

Exhibit 99.2 – News release dated February 7, 2005 titled “Cincinnati Financial Corporation Increases Cash Dividend, Declares 5% Stock Dividend”

Exhibit 99.3 – News release dated February 7, 2005 titled “Cincinnati Financial Corporation’s Subsidiaries Announce Appointments”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: February 9, 2005

/s/ Kenneth W. Stecher

Kenneth W. Stecher

Chief Financial Officer, Senior Vice President, Secretary and Treasurer

(Principal Accounting Officer)